NSA      NETHERLAND, SEWELL & ASSOCIATES, INC.


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation and all references to our firm included in or made a part of the Westside Energy Corporation Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006, and incorporated by reference into the previously filed Registration Statement on Form S-8 (SEC file no. 333-124890) filed on May 13, 2005 and the previously filed Registration Statement on Form S-8 (SEC file no. 333-1 14686) filed on April 21, 2004.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                   By: /s/ Frederic D. Sewell
                                           Frederic D. Sewell
                                           Chairman and Chief Executive Officer


Dallas, Texas
May 15, 2006